Exhibit 99.1

Contact Information: Investor Relations 941-556-2601 investor-relations@ropertech.com	Roper Technologies, Inc.

Roper Technologies Announces Record Second Quarter Results

GAAP DEPS Increased to $1.69; Adjusted DEPS Increased to $1.70
Operating Cash Flow Increased 23% to $173 Million

Sarasota, Florida, July 27, 2015 ... Roper Technologies, Inc. (NYSE: ROP) reported financial results for the second quarter ended June 30, 2015.

Roper reports results, including revenue, operating margin, net income and diluted earnings per share, on a GAAP and adjusted basis.  Adjusted measures are reconciled to the corresponding GAAP measures at the end of this release.

Second quarter GAAP diluted earnings per share (DEPS) were $1.69, an 8% increase over the prior year and adjusted DEPS were $1.70, a 9% increase over last year.  GAAP revenue increased to $890 million and adjusted revenue increased 1% to $892 million.  GAAP operating profit increased to $252 million, representing 28.3% of revenue.  Adjusted operating profit increased to $254 million and adjusted operating margin increased 60 basis points to 28.5%.

GAAP gross margin increased 90 basis points to 60.0% and adjusted gross margin increased to 60.1%, a 100 basis point gain over the prior year.  Operating cash flow increased 23% to $173 million.  First half operating cash flow was a record $433 million, a 23% increase over the prior year.

"We were pleased with our performance in the second quarter," said Brian Jellison, Roper's Chairman, President and CEO.  "Continued growth in our Medical and RF Technology segments offset declines in energy-related markets.  Our businesses acted quickly, taking appropriate cost actions in light of more difficult market conditions.  EBITDA margin increased 60 basis points to 33.9%.  Revenue from acquisitions completed in the last year contributed 4% growth, more than offsetting a 3% decline due to foreign exchange.  Importantly, free cash flow was exceptional, as YTD free cash flow increased 24% to $412 million."

On July 20th, the company completed the acquisition of On Center Software, Inc., headquartered in The Woodlands, Texas.  On Center Software is a leading provider of construction automation management solutions.  "We are pleased to welcome Cecilia Padilla, her leadership team and all the employees of On Center to the Roper family," said Mr. Jellison.  "With our record cash flow, a strong balance sheet and a full pipeline of opportunities, we expect to complete additional acquisitions in the year."

2015 Guidance Update

Roper expects full year diluted earnings per share to be $6.61 - $6.75 versus previous guidance of $6.75 - $6.95.  This reflects continued strength in the company's Medical and RF Technology segments and more difficult end market conditions in energy-related markets, particularly businesses serving upstream oil and gas customers.  The company expects third quarter diluted earnings per share to be $1.53 - $1.57.  The company's guidance excludes the impact of any future acquisitions or divestitures.

Use of Non-GAAP Financial Information

The company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making.  Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables.  The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Table 1:  Q2 Revenue Growth Detail
	Revenue		V %
Q2 2014 Revenue (A)	$885	M

Q2 2015 GAAP Revenue	$890	M	0%
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue (FoodLink, SHP, Strata, SoftWriters, Data Innovations)	3
Rounding	(1)
Q2 2015 Adjusted Revenue (B)	$892	M
Increase (B)/(A)			1%

Components of Adjusted Revenue Growth
Organic			0%
Acquisitions / Divestitures			4%
Foreign Exchange			(3%)
Total Growth			1%

Table 2:  Reconciliation of GAAP DEPS to Adjusted DEPS

	Q2 2015	Q2 2014	V %
GAAP Diluted Earnings Per Share (DEPS)	$1.69	$1.56	8%
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue (FoodLink, SHP, Strata, SoftWriters, Data Innovations), net of tax @35%	$0.02	-
Rounding	$(0.01)	-
Adjusted DEPS	$1.70	$1.56	9%

Table 3:  Free Cash Flow Reconciliation
	1H 2015		1H 2014		V %
Operating Cash Flow	$433	M	$353	M	23%
Less: Capital Expenditures	(21)		(21)
Rounding	-		1
Free Cash Flow	$412	M	$333	M	24%

Table 4:  Adjusted Revenue and Adjusted Gross Margin Reconciliation

	2015		2014		V bps
Q2 GAAP Revenue	$889.5	M	$885.2	M
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue (FoodLink, SHP, Strata, SoftWriters, Data Innovations)	2.5		-
Rounding	0.1		-
Q2 Adjusted Revenue (A)	$892.1	M	$885.2	M

Q2 GAAP Gross Profit	$533.9	M	$523.2	M
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue (FoodLink, SHP, Strata, SoftWriters, Data Innovations)	2.5		-
Adjusted Gross Profit (B)	$536.4	M	$523.2	M

GAAP Gross Margin	60.0%		59.1%		+90 bps

Adjusted Gross Margin (B) / (A)	60.1%		59.1%		+100 bps

Table 5:  Adjusted Revenue and Adjusted Operating Margin Reconciliation

	2015		2014		V bps
Q2 GAAP Revenue	$889.5	M	$885.2	M
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue (FoodLink, SHP, Strata, SoftWriters, Data Innovations)	2.5		-
Rounding	0.1		-
Q2 Adjusted Revenue (A)	$892.1	M	$885.2	M

Q2 GAAP Operating Profit	$252.0	M	$246.7	M
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue (FoodLink, SHP, Strata, SoftWriters, Data Innovations)	2.5		-
Adjusted Operating Profit (B)	$254.5	M	$246.7	M

GAAP Operating Margin	28.3%		27.9%		+40 bps

Adjusted Operating Margin (B) / (A)	28.5%		27.9%		+60 bps

Table 6:  Adjusted Revenue and EBITDA Margin Reconciliation

	2015		2014		V bps
Q2 GAAP Revenue	$889.5	M	$885.2	M
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue (FoodLink, SHP, Strata, SoftWriters, Data Innovations)	2.5		-
Rounding	0.1		-
Q2 Adjusted Revenue (A)	$892.1	M	$885.2	M

Q2 GAAP Net Earnings	$171.3	M	$157.4	M
Add: Interest Expense	20.2		19.5
Add: Taxes	59.9		68.9
Add: Depreciation	9.5		10.4
Add: Amortization	40.3		38.5
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue (FoodLink, SHP, Strata, SoftWriters, Data Innovations), net of 35% tax	1.6		-
Rounding	-		(0.1)
EBITDA (B)	$302.8	M	$294.6	M

EBITDA Margin (B) / (A)	33.9%		33.3%		+60 bps

Conference Call to be Held at 8:30 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:30 AM ET on Monday, July 27, 2015.  The call can be accessed via webcast or by dialing +1 888-428-9490 (US/Canada) or +1 719-457-2083, using confirmation code 3782671.  Webcast information and conference call materials will be made available in the Investors section of Roper's website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL https://www.webcaster4.com/Webcast/Page/866/9472.  Telephonic replays will be available for up to two weeks by calling +1 719-457-0820 and using the access code 3782671.

About Roper Technologies

Roper Technologies is a constituent of the S&P 500, Fortune 1000, and the Russell 1000 indices. Roper designs and develops software (both software-as-a-service and licensed), and engineered products and solutions for healthcare, transportation, food, energy, water, education and academic research markets worldwide. Additional information about Roper is available on the company's website at www.ropertech.com.

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations.  Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases.  These statements reflect management's current beliefs and are not guarantees of future performance.  They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to integrate acquisitions and realize expected synergies.  We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions, unfavorable changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, difficulties in making and integrating acquisitions, risks associated with newly acquired businesses, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation and potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products.  Important risks may be discussed in current and subsequent filings with the SEC.  You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

# # #

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in thousands)

	June 30,	December 31,
ASSETS	2015	2014

CURRENT ASSETS:
Cash and cash equivalents	$678,571	$610,430
Accounts receivable	481,599	511,538
Inventories	197,026	193,766
Unbilled receivable	107,999	96,409
Deferred taxes	58,194	54,199
Other current assets	63,893	45,763
Total current assets	1,587,282	1,512,105

PROPERTY, PLANT AND EQUIPMENT, NET	112,374	110,876

OTHER ASSETS:
Goodwill	5,111,662	4,710,691
Other intangible assets, net	2,108,964	1,978,729
Deferred taxes	34,599	27,496
Other assets	79,215	73,037
Total other assets	7,334,440	6,789,953

TOTAL ASSETS	$9,034,096	$8,412,934

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$145,584	$143,847
Accrued compensation	97,312	117,374
Deferred revenue	234,067	190,953
Other accrued liabilities	166,929	160,738
Deferred taxes	3,841	3,943
Current portion of long-term debt	7,208	11,092
Total current liabilities	654,941	627,947

NONCURRENT LIABILITIES:
Long-term debt	2,517,499	2,203,031
Deferred taxes	754,297	735,826
Other liabilities	88,010	90,770
Total liabilities	4,014,747	3,657,574

STOCKHOLDERS' EQUITY:
Common stock	1,026	1,021
Additional paid-in capital	1,368,335	1,325,338
Retained earnings	3,796,957	3,520,201
Accumulated other comprehensive earnings	(127,788)	(71,927)
Treasury stock	(19,181)	(19,273)
Total stockholders' equity	5,019,349	4,755,360

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$9,034,096	$8,412,934

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014

Net sales	$889,541	$885,175	$1,754,822	$1,719,227
Cost of sales	355,630	361,993	702,750	707,109

Gross profit	533,911	523,182	1,052,072	1,012,118

Selling, general and administrative expenses	281,937	276,516	553,202	542,052

Income from operations	251,974	246,666	498,870	470,066

Interest expense	20,177	19,512	40,013	39,339
Other income/(expense)	(1,520)	(930)	(2,199)	490

Earnings from continuing operations before
income taxes	230,277	226,224	456,658	431,217

Income taxes	58,997	68,863	129,605	126,630

Net Earnings	$171,280	$157,361	$327,053	$304,587

Earnings per share:
Basic	$1.70	$1.58	$3.26	$3.05
Diluted	$1.69	$1.56	$3.22	$3.02

Weighted average common and common
equivalent shares outstanding:
Basic	100,573	99,881	100,475	99,720
Diluted	101,569	100,823	101,468	100,696

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in thousands)

	Six months ended
	June 30,
	2015	2014

Net earnings	$327,053	$304,587
Non-cash items:
Depreciation	19,417	20,089
Amortization	78,758	77,495
Stock-based compensation expense	29,438	30,013
Income taxes	(36,257)	(42,664)
Changes in assets and liabilities:
Receivables	29,688	(19,675)
Inventory	(7,972)	(6,515)
Accounts payable	1,820	(2,871)
Accrued liabilities	(5,443)	(4,045)
Other, net	(3,554)	(3,284)
Cash provided by operating activities	432,948	353,130

Business acquisitions, net of cash acquired	(589,727)	(2,726)
Capital expenditures	(20,673)	(20,560)
Other, net	(3,928)	526
Cash used by investing activities	(614,328)	(22,760)

Principal debt payments,	(3,884)	(561)
Revolver borrowings/(payments), net	315,000	(220,000)
Dividends	(50,099)	(39,821)
Excess tax benefit from share-based payment	8,781	12,058
Proceeds from stock-based compensation, net	15,315	21,686
Premium on convertible debt conversions	(12,721)	(1,518)
Other, net	849	1,811
Cash provided by/(used in) financing activities	273,241	(226,345)

Effect of exchange rate changes on cash	(23,720)	1,537

Net increase in cash and equivalents	68,141	105,562
Cash and equivalents, beginning of period	610,430	459,720

Cash and equivalents, end of period	$678,571	$565,282

Roper Technologies, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in thousands and percents of net sales)

	Three months ended June 30,				Six months ended June 30,
	2015		2014		2015		2014
	Amount	%	Amount	%	Amount	%	Amount	%
Net sales:
Medical & Scientific Imaging	$302,262		$268,891		$593,962		$525,090
RF Technology	255,558		245,602		498,512		471,283
Industrial Technology	186,467		204,814		377,195		401,815
Energy Systems & Controls	145,254		165,868		285,153		321,039
Total	$889,541		$885,175		$1,754,822		$1,719,227

Gross profit:
Medical & Scientific Imaging	$222,990	73.8%	$194,756	72.4%	$438,316	73.8%	$379,606	72.3%
RF Technology	134,136	52.5%	128,587	52.4%	264,182	53.0%	248,238	52.7%
Industrial Technology	93,565	50.2%	103,982	50.8%	188,807	50.1%	202,452	50.4%
Energy Systems & Controls	83,220	57.3%	95,857	57.8%	160,767	56.4%	181,822	56.6%
Total	$533,911	60.0%	$523,182	59.1%	$1,052,072	60.0%	$1,012,118	58.9%

Operating profit*:
Medical & Scientific Imaging	$109,261	36.1%	$94,381	35.1%	$217,040	36.5%	$184,152	35.1%
RF Technology	79,940	31.3%	71,272	29.0%	153,917	30.9%	133,832	28.4%
Industrial Technology	52,188	28.0%	60,438	29.5%	110,085	29.2%	116,494	29.0%
Energy Systems & Controls	37,702	26.0%	44,786	27.0%	68,124	23.9%	81,811	25.5%
Total	$279,091	31.4%	$270,877	30.6%	$549,166	31.3%	$516,289	30.0%

Net Orders:
Medical & Scientific Imaging	$306,637		$271,800		$582,433		$528,140
RF Technology	252,322		235,828		505,449		470,173
Industrial Technology	181,845		200,248		370,585		405,129
Energy Systems & Controls	140,255		166,041		271,325		316,934
Total	$881,059		$873,917		$1,729,792		$1,720,376

  *  Operating profit is before unallocated corporate general and administrative expenses.  These expenses were $27,117 and $24,211 for the three months ended June 30, 2015 and 2014, respectively, and  $50,296 and $46,223 for the six months ended June 30, 2015 and 2014, respectively.